UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 2, 2024

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition to Non-Executive Chairman of the Board

On May 2, 2024, based on the recommendation of the Nominating and Corporate Governance Committee of the board of directors (“Board”) of Cushman & Wakefield plc (the “Company”), the Board approved Brett White’s transition from Executive Chairman of the Board to non-Executive Chairman of the Board, serving in a non-executive, non-employee capacity, effective immediately (the “Transition”).

In connection with the Transition, the Board also approved that Mr. White’s outstanding and unvested equity awards will not be forfeited under the applicable equity incentive plan and/or award agreements upon the Transition and will remain outstanding and eligible to continue vesting in accordance with the terms set forth in the applicable equity incentive plan and/or award agreements; provided, that Mr. White continues to provide commensurate services to the Company through the applicable vesting dates. In the event that Mr. White ceases to provide such services to the Company, he shall not be entitled to any severance or termination pay or benefits and any equity awards that are outstanding and unvested as of such date shall immediately be forfeited on such date, and Mr. White shall have no further rights with respect thereto. As non-Executive Chairman of the Board, Mr. White will receive compensation pursuant to the terms of his Offer Letter dated December 19, 2023, a copy of which is filed as Exhibit 10.48 to the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 21, 2024.

Chief Accounting Officer Transition

On May 2, 2024, the Board approved the promotion of Laurida Sayed to Chief Accounting Officer of the Company, effective immediately, replacing Neil Johnston in that position. Mr. Johnston will continue to serve as the Company’s Executive Vice President, Chief Financial Officer.

Ms. Sayed, 42, has served as the Company’s Senior Vice President, Global Corporate Controller since October 2022. Prior to that, she served as the Company’s Vice President, Assistant Global Controller & Global Finance Transformation beginning in August 2019. Before joining the Company, Ms. Sayed was Head of Global Internal Audit at Prysmian Group, a global leader in energy and telecommunications cable products, from 2018 to 2019, and served in various international roles at General Cable Corporation, a cable manufacturing company acquired by Prysmian, from 2014 to 2018. Ms. Sayed began her career in public accounting at Deloitte & Touche LLP. She holds a Bachelor of Business Administration in Accounting from Grand Valley State University. Ms. Sayed is also a registered Certified Public Accountant.

There are no arrangements or understandings between Ms. Sayed and any other person pursuant to which Ms. Sayed was selected and appointed as Chief Accounting Officer of the Company. Ms. Sayed does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Ms. Sayed has a direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Commission.

Item 7.01	Regulation FD Disclosure.

Lead Director Appointment

On May 2, 2024, the independent directors of the Board selected Billie Williamson to replace Timothy Dattels (who is retiring from the Board at the Company’s upcoming 2024 Annual General Meeting of Shareholders) as Lead Director, effective immediately. Ms. Williamson will also continue to serve as Chair of the Audit Committee.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in Item 7.01 hereto shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2024

CUSHMAN & WAKEFIELD PLC

By:	/s/ Noelle J. Perkins
Name:	Noelle J. Perkins
Title:	Executive Vice President, General Counsel & Corporate Secretary